RESTATED ARTICLES OF INCORPORATION

                                       OF

                         NATURAL WAY TECHNOLOGIES, INC.

     We, the undersigned President and Secretary of Natural Way Technologies, Inc. do hereby certify:

     That the board of directors and majority shareholders of said corporation have by written consent, adopted resolutions to amend and restate the Articles of Incorporation, and

     That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 17,500,000; that said amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon, and

     That the primary purpose of the amendments is to change the name of the corporation to eSoftBank.com, Inc.; and to reauthorize the corporation's authorized capital after a one for five reverse stock split; and

     That the text of Articles of Incorporation as amended to date reads as herein set forth in full:

                                    ARTICLE I

                                      NAME

     The  name  of  the  corporation   (hereinafter  called   "Corporation")  is
eSoftBank.com, Inc.

                                   ARTICLE II

                               PERIOD OF DURATION

     The period of duration of the Corporation is perpetual.

                                   ARTICLE III

                               PURPOSES AND POWERS

     The purpose for which this Corporation is organized is to engage in the business of investing in investments of all forms and nature and to engage in any and all other lawful business. ARTICLE IV

                                 CAPITALIZATION

     The total number of shares of stock which the Corporation shall have the authority to issue is fifty five million (55,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock having a par value of $.001 per share and five million (5,000,000) shares of Preferred Stock having a par value of $.001 per share.

     A.   Preferred Stock

          The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          1. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

               a. The number of shares constituting that series and the distinctive designation of that series;

               b. The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               c. Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

               d. Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               e. Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               f. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

               g. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

               h. Any other relative rights, preferences and limitations of that series.

     2. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on Common Stock with respect to the same dividend period.

     3. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     4. Unless otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, no holder of Preferred Stock shall have any pre-emptive right as such holder to subscribe for, purchase or receive any part of any new or additional issue of capital stock of any class or series, including unissued and treasury stock, or obligations or other securities convertible into or exchangeable for capital stock of any class or series, or warrants or other instruments evidencing rights or options to subscribe for, purchase or receive any capital stock of any class or series, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

B.   Common Stock

     1. Subject to the prior and superior rights of the Preferred Stock and on the conditions set forth in the foregoing parts of this Article or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

     2.   Except  as  otherwise   provided  by  law,  by  this   Certificate  of
          Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

     3. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amount to which they respectively shall be entitled, or a sum sufficient for such payments in assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                    ARTICLE V

                           REGISTERED OFFICE AND AGENT

     The address of the corporation's current registered office is 502 E. John Street, Room E., Carson City, Nevada 89706; the name of the corporation's current registered agent at such address is The Prentice-Hall Corporation System, Nevada, Inc.

                                   ARTICLE VI

                                    DIRECTORS

     The Corporation shall be governed by a Board of Directors consisting of such number of directors as shall be fixed the Corporation's bylaws. The number of directors constituting the current board of directors of the corporation is four and the names and addresses of the directors are as follows:

         Name                           Address
        ------                         ---------

Yiu Yat On            Rm. 2211-2215, Science & Technology Building 1001
                      Shangbuzlong Road, Fution District
                      Shenzhen, PRC

Jin Hui Juan          Rm. 2211-2215, Science & Technology Building 1001
                      Shangbuzlong Road, Fution District
                      Shenzhen, PRC

Ma Ding Jie           Rm. 2211-2215, Science & Technology Building 1001
                      Shangbuzlong Road, Fution District
                      Shenzhen, PRC

Simon Ong             Rm. 2211-2215, Science & Technology Building 1001
                      Shangbuzlong Road, Fution District
                      Shenzhen, PRC

                                   ARTICLE VII

                           DENIAL OF PREEMPTIVE RIGHTS
                          -----------------------------
     There shall be no preemptive right to acquire unissued and/or treasury shares of the stock of the Corporation.

                                  ARTICLE VIII

                       LIABILITY OF OFFICERS AND DIRECTORS
                      --------------------------------------
     A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, a knowing violation of law or the payment of an unlawful dividend in violation of NRS 78.300.

                                   ARTICLE IX

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -------------------------------------------
     The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who, at the request of the Board of Directors of the Corporation, may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

     DATED this 27th day of March, 2000.

                                         ESOFTBANK.COM, INC.
                                         formerly Natural Way Technologies, Inc.



                                          /S/
                                          --------------------------------------
                                          Wang Wei Hua
                                          President
Attest:



---------------------
Secretary

STATE OF  New York                 )
                                   )
COUNTY OF New York                 )

     On March 27, 2000, personally appeared before me, a Notary Public, Wang Wei Hua, who acknowledged that he executed the above document in his capacity as President of eSoftBank.com, Inc. formerly Natural Way Technologies, Inc.


                                                        /s/
                                                        ------------------------
                                                        Notary Public


STATE OF  New York                 )
                                   )
COUNTY OF New York                 )

     On March 27, 2000, personally appeared before me, a Notary Public, Howard H. Jiang, who acknowledged that he executed the above document in his capacity as Secretary of eSoftBank.com, Inc. formerly Natural Way Technologies, Inc.


                                                          /s/
                                                          ----------------------
                                                          Notary Public